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DIRECTV'S PAUL GUYARDO JOINS NUTRISYSTEM BOARD OF DIRECTORS

Seasoned marketing executive brings proven track record of driving profitable growth to enhance Nutrisystem's strategic initiatives

Fort Washington, PA-June 6, 2012-Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today announced that Paul Guyardo has joined the Company's board of directors. Currently, Mr. Guyardo is Executive Vice President, Chief Revenue and Marketing Officer for DIRECTV, the nation's leading satellite television service.

"Paul Guyardo will be a great addition on the Nutrisystem board," says Mike Hagan, Chairman of the Board of Directors for Nutrisystem. "His experience driving DIRECTV's growth, his marketing skills and expertise, as well as his passion for consumer businesses will be enormously valuable to the Board as we set strategy for the Company. Paul has led DIRECTV's sales efforts across a range of different distribution channels including consumer direct, retail, and through partnerships and alliances. He focuses intensely on reduction of consumer churn and has built a strong online presence for DIRECTV that serves as a destination for its customers. All of these areas are immediately transferrable to our business and directly analogous to strategic initiatives we are focused on at Nutrisystem."

At DIRECTV, Mr. Guyardo is responsible for all functions that drive the company's $22 billion in U.S. revenue including all sales and distribution channels, marketing, product management, advertising, public relations, customer retention, the sports & entertainment businesses, pricing & packaging and ad sales. Under his leadership, the DIRECTV's subscriber base has grown from 15.1 million in 2005 to nearly 20 million currently. Initiatives that he launched are responsible for reducing churn to the lowest level in the industry. Mr. Guyardo has also energized existing businesses and launched entirely new products and services that are now driving incremental revenue for the Company.

Prior to joining DIRECTV, Mr. Guyardo served in a range of positions in marketing, consumer services, and product management with some of the most recognizable consumer brands in the world including: Sears Holdings Corporation, Home Shopping Network, AT&T, and Johnson & Johnson. He started his career in the advertising industry representing consumer brands such as Noxzema, Procter & Gamble, and Frito Lay.

Paul Guyardo added, "I'm ready to roll up my sleeves along with Mike Hagan and the rest of the Nutrisystem board of directors and management to re-energize growth at the Company, as Nutrisystem is one of the enduring brands in the commercial weight loss industry. It's known for safe and effective weight loss, great tasting food, and a powerful brand presence. As the Company is expanding into retail and building its online presence, I believe that my career experience can help the board as it sets the strategic tone for future growth initiatives."

About Nutrisystem

Having helped Americans lose millions of pounds over the last 40 years, Nutrisystem, Inc. (NASDAQ: NTRI) develops evidence-based programs for healthy weight management, and is the leading provider of home-delivered weight loss meal plans. Nutrisystem offers balanced nutrition in the form of low glycemic index meal plans designed for men and women, including seniors, vegetarians and the Nutrisystem® D® program for people with diabetes or at risk for type 2 diabetes. Nutrisystem® plans include a wide variety of pantry and fresh-frozen entrees and snacks to aid in program satisfaction and adherence, as well as transition plans to support long-term success. The Fort Washington, PA-based company also provides weight management support and counseling by trained weight-loss coaches and registered dietitians, as well as through an engaged online community, online tools and trackers, mobile apps, cookbooks and more. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp.  Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers. The Company has also introduced a new in-store retail line, Nutrisystem® Everyday™ products, comprised of nutritionally balanced bars, smoothies, bakery and breakfast items aimed at consumers who aspire to eat healthier.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's growth plans, Mr. Guyardo's impact on the Company's board of directors and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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